Exhibit 107
CALCULATION OF FILING FEE TABLES

FORM S-3
(Form type)

ALLIANT ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock	457(a)	1,144,633	$71.48	$81,818,366.84	$0.000087	$7,118.20	—	—	—	—
Fees Previously Paid		—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)	3,855,367	—	$194,389,722.27	—	—	S-3	333-275338	Nov 6, 2023	$26,711.59
		Total Offering Amounts					$276,208,089.11		$7,118.20
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$7,118.20
Offering Note
(1)(a) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional securities to be offered or issued from time to time in connection with stock splits, stock dividends or similar transactions.
(b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price reported on the Nasdaq Global Select Market for the registrant’s common stock on October 30, 2026.
(2)Pursuant to Rule 415(a)(6) under the Securities Act of 1933, 3,855,367 shares of the registrant’s common stock included in this registration statement are unsold securities previously registered on the registrant’s registration statement on Form S-3 (Registration No. 333-275338) filed on November 6, 2023 (“Prior Registration Statement”). The registration fees previously paid in connection with such unsold shares will continue to be applied to such unsold securities pursuant to Rule 415(a)(6).

Exhibit 107

Table 2: Fee Offset Claims and Sources										☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses										☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered				Form Type	File Number	Initial Effective Date